Exhibit 1.


                              Consent of Kutak Rock

     Kutak Rock hereby consents to references to our name and to our opinion incorporated by reference into the registration statement to which this consent is attached. For purposes of this consent, we do not agree that we are an "expert" within the meaning of Section 11 of the Securities Act of 1933, as amended.

                                        /s/ Kutak Rock
                                        KUTAK ROCK

December 8, 1998